Exhibit 99.1

Sollensys Corp Completes Acquisition of Abstract Media, LLC

Integrating Next Generation Cybersecurity Built on Blockchain to Protect Businesses’ Most Important Assets: People and Training

PALM BAY, FL / ACCESSWIRE / February 8, 2022 / Sollensys Corp (OTC: SOLS), the first major cybersecurity company built on blockchain technology, today announced the completion of its acquisition of Abstract Media, LLC, a well-established state-of-the-art AR/VR (augmented reality/virtual reality) company. This acquisition furthers Sollensys’ mission to create a safe and immutable environment for corporate high tech training data or training experiences, and accelerates Sollensys’ ability to integrate cybersecurity into one of corporate world’s most important assets: training for people, both employees and customers.

“The Abstract Media acquisition fits into our goal of ending cybercrimes by making it impossible for cybercriminals to hold hostage or corrupt a single usable piece of corporate training data or training collateral,” said Sollensys CEO, Don Beavers. “By purchasing Abstract Media, we believe we can achieve this vision safely, freely, and confidentially. Abstract Media’s team will continue with Sollensys following the transaction.”

Abstract Media is based in Magnolia, Texas, an up-and-coming entrepreneurial hub nestled just north of Houston. Abstract Media has built proprietary training modules for large organizations such as Rolls Royce, Eaton Corporation, Schlumberger and Texas A&M University.

“Our goal has always been to marry creativity with emerging technology to solve what seem to be impossible business challenges,” said Abstract Media CEO, Brian Bogus. “Being a part of Sollensys allows us to confidentially safeguard our customers’ mission-critical training data that not only creates insights and efficiencies but competitive advantages for each of them. Until Sollensys, protecting digital video and training assets and mitigating ransomware on the blockchain was inconceivable.”

ABOUT ABSTRACT MEDIA

For nearly a decade, Abstract Media has worked with companies across multiple industries about emerging technologies like augmented reality, virtual reality, and machine learning and how they can solve pain points in their industries. The truth is, there’s a time and place for each technology, and that’s where Abstract Media comes in.

For more information please visit: https://www.abstract.tech

ABOUT SOLLENSYS CORP

Sollensys Corp is a math, science, technology, and engineering solutions company offering products that ensure its clients’ data integrity through collection, storage, and transmission. Our innovative flagship product is the Blockchain Archive Server, a turn-key, off-the-shelf, blockchain solution that works with virtually any hardware and software combinations currently used in commerce, without the need to replace or eliminate any part of the client’s data security that is being utilized. The Company recently introduced its second product offering-the Regional Service Center-which offers small businesses the same state of the art technology previously available only to large or very well-funded companies.

The Blockchain Archive Server encrypts, fragments and distributes data across thousands of secure nodes every day, which makes it virtually impossible for hackers to compromise. Using blockchain technology, the Blockchain Archive Server maintains a redundant, secure and immutable backup of data. Redundant backups and the blockchain work together to assure not only the physical security of the database but also the integrity of the information held within.

The Blockchain Archive Server protects client data from “ransomware”-malicious software that infects your computer and displays messages demanding a fee to be paid in order for your system to work again. Blockchain technology is a leading-edge tool for data security, providing an added layer of security against data loss due to all types of software specifically designed to disrupt, damage, or gain unauthorized access to a computer system (i.e., malware).

Uniquely, the Blockchain Archive Server is a turn-key solution that can stand alone or seamlessly integrate into an existing data infrastructure to quickly recover from a cyber-attack. The Blockchain Archive Server is a server that comes pre-loaded with the blockchain-powered cybersecurity software, which can be delivered, installed and integrated into a client’s computer systems with ease.

For more information please visit: https://www.sollensys.com

Forward-Looking Statements: Certain information in this press release contains forward-looking statements. All statements other than statements of historical facts included herein are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). You should carefully consider these factors, risks and uncertainties described in, and other information contained in, the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. Readers should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company is under no obligation (and expressly disclaim any such obligation) to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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SOURCE: Sollensys Corp

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